Apricus Biosciences, Inc.

Warrant Certificate

CUSIP No. 03832V 11 7

No. WAR ______________

______________ **Warrants**

THIS WARRANT CERTIFICATE CERTIFIES that

or registered assigns, is the registered Holder of the number of Warrants (the "**Warrants**") set forth above to purchase shares of Common Stock, par value $0.001 per share (the "**Warrant Shares**"), of Apricus Biosciences, Inc., a Nevada corporation (the "**Company**"). Each Warrant entitles the Holder thereof, subject to the provisions of the Warrant Agreement (as defined below), to purchase one Warrant Share at a purchase price equal $ per share (the "**Exercise Price**"). The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after 5:00 p.m., New York City time on , 2015 (the "**Expiration Date**"), and to the extent not exercised by the Expiration Date, such Warrants shall become void.

The Warrants shall have certain rights and obligations as further set forth in the Warrant Agreement (as defined herein). Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of California.

Dated:

Countersigned:

WELLS FARGO BANK, N.A.
as Warrant Agent

By: ______________
Authorized Signature

Apricus Biosciences, Inc.

By: ______________
President

Attest: ______________
Assistant Secretary

AMERICAN FINANCIAL PRINTING INCORPORATED - MINNEAPOLIS

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to that certain Warrant Agent Agreement (the “Warrant Agreement”) made as of September 17, 2010, between the Company and Wells Fargo Bank, N.A., as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holder or holders of the Warrants (the “Holder” or “Holders”). A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company. Capitalized terms used in this Warrant Certificate but not defined shall have the meaning ascribed to such terms in the Warrant Agreement.

In order to exercise any Warrants represented by this Warrant Certificate, the Holder hereof must surrender this Warrant Certificate to the Warrant Agent at its corporate trust office address set forth in Section 20 of the Warrant Agreement, with the form of election to purchase set forth on the reverse of this Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for each Warrant Share (or other securities) purchasable upon exercise of the Warrants as to which a Warrant is exercised; such payment may be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer to an account designated by the Company for such purpose, (ii) without the payment of cash, pursuant to a Cashless Exercise as set forth in Section 7 of the Warrant Agreement and Section 1 of the Warrant or (iii) a combination of (i) or (ii).

In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted. No fractions of a Share will be required to be issued upon the exercise of any Warrant, but the Company may pay the cash value thereof determined as provided in the Warrant Agreement or issue a fractional Share.

Warrant Certificates, when surrendered by the registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered Holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any Holder hereof to any rights of a stockholder of the Company.

Warrant CUSIP No. 03832V 117
Common Stock CUSIP No. 03832V 109
(To be executed upon exercise of the Warrant(s))
The undersigned hereby irrevocably elects to exercise the right to purchase shares of Common Stock of Apricus Biosciences, Inc. and (check one or both):
☐ herewith tenders in payment for ______________ shares of Common Stock an amount of $__________ by certified or official bank check made payable to the order of Apricus Biosciences, Inc. or by wire ransfer in immediately available funds to an account arranged with Apricus Biosciences, Inc.; and/or
☐  herewith tenders the Warrant(s) for _____________ shares of Common Stock pursuant to the cashless exercise provision of Section 1(c) of the Warrant.
Please check below if this exercise is contingent upon the consummation of a Fundamental Transaction as provided in Section 8 of the Warrant:
☐  This exercise is being made in connection with a Fundamental Transaction; provided, that in the event the Fundamental Transaction shall not be consummated, then this exercise shall be deemed to be revoked.

Dated: ________________________, 20____
THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS AS SIGNED TO THEM IN THE WARRANT.

Name of any person who solicited exercise of the Warrant(s): ___________________________________________

THE UNDERSIGNED REQUESTS THAT A STATEMENT REPRESENTING THE SHARES OF COMMON STOCK BE DELIVERED AS FOLLOWS:

Name:
(Please Print)
Address:

Telephone:
Fax:
Social Security Number or Other Taxpayer Identification Number (if applicable): _________________________________

IF SAID NUMBER OF SHARES SHALL NOT BE ALL THE SHARES PURCHASABLE UNDER THE WARRANT(S), THE UNDERSIGNED REQUESTS THAT NEW BOOK-ENTRY WARRANT(S) REPRESENTING THE BALANCE OF SUCH WARRANT(S) SHALL BE REGISTERED AS FOLLOWS:

Name:
(Please Print)
Address:

Telephone:
Fax:
Social Security Number or Other Taxpayer Identification Number (if applicable): _________________________________

Signature:
Name:
Capacity in which Signing:
SIGNATURE
GUARANTEED BY:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

ASSIGNMENT FORM
(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
Dated:
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.